UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2012

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11657 (Commission File Number)	36-4062333 (IRS Employer Identification No.)

14901 South Orange Blossom Trail, Orlando, Florida	32837
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 407-826-5050

____________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 22, 2012, the following directors have retired from the Board of Directors of Tupperware Brands Corporation in accordance with its retirement policy: Dr. Rita Bornstein, Clifford J. Grum and Bob Marbut.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of Tupperware Brands Corporation (the “Company”, “Registrant”) was held on May 22, 2012 (the “Annual Meeting”). The matters described below were voted upon:

Annual Meeting final votes:

		For	Against or Withheld	Abstain	Broker non-votes
(1)	To elect the following Directors to one year terms expiring in 2013:
	Catherine A. Bertini	42,689,914	409,862	1,173,583	6,049,673
	Susan M. Cameron	42,798,888	305,268	1,169,203	6,049,673
	Kriss Cloninger, III	43,725,927	520,242	27,190	6,049,673
	E. V. Goings	43,365,340	714,808	193,211	6,049,673
	Joe R. Lee	42,251,363	847,758	1,174,238	6,049,673
	Angel R. Martinez	42,432,324	665,646	1,175,389	6,049,673
	Antonio Monteiro de Castro	43,657,568	590,632	25,159	6,049,673
	Robert J. Murray	41,913,793	1,186,887	1,172,679	6,049,673
	David R. Parker	42,264,917	834,580	1,173,862	6,049,673
	Joyce M. Roché	42,207,516	893,071	1,172,772	6,049,673
	M. Anne Szostak	43,355,919	892,171	25,269	6,049,673
(2)	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 29, 2012:	49,366,231	931,042	25,759	—
(3)	To approve the advisory vote on the Company's executive compensation program:	42,348,146	1,729,938	195,275	6,049,673

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION

Date: May 23, 2012	By:	/s/ Thomas M. Roehlk
Thomas M. Roehlk
Executive Vice President and Chief Legal Officer and Secretary